Exhibit 99.1
FOR IMMEDIATE RELEASE

SABRA REPORTS THIRD QUARTER 2017 RESULTS AND IMPROVED BALANCE SHEET WITH LEVERAGE LOWERED TO 4.79x; INCREASES QUARTERLY COMMON STOCK DIVIDEND BY 5%; REPORTS SMOOTH INTEGRATION OF CCP AND SUBSEQUENT INVESTMENTS; REAFFIRMS 2017 AND 2018 GUIDANCE

IRVINE, CA, November 1, 2017 — Sabra Health Care REIT, Inc. (“Sabra,” the “Company” or “we”) (NASDAQ:SBRA, SBRAP) today announced results of operations for the third quarter of 2017.

RECENT HIGHLIGHTS

•
During the third quarter of 2017, we completed our previously announced merger with Care Capital Properties, Inc. (“CCP”) and announced approximately $800 million of additional investments. We also announced that we have begun the process of marketing for sale up to all of the remaining 43 facilities leased to Genesis (in addition to the ongoing sales of the 35 facilities subject to the previously announced memoranda of understanding with Genesis), with sales expected to occur in 2018.

•
Effective August 17, 2017, our unsecured credit facility was amended to include a $1.0 billion revolving credit facility, $1.1 billion in U.S. dollar term loans and a CAD $125 million Canadian dollar term loan. The credit facility also contains an accordion feature that can increase the total available borrowings to $2.5 billion, subject to terms and conditions.

•
On September 28, 2017, we completed an underwritten public offering of 16.0 million newly issued shares of our common stock at a price of $21.00 per share and received net proceeds, before expenses, of $322.6 million. The underwriters exercised their option to purchase additional shares, and on October 2, 2017, we issued an additional 2.4 million newly issued shares of our common stock at a price of $21.00 per share and received additional net proceeds, before expenses, of $48.4 million. As a result of the completed CCP merger and financing activities, our Net Debt to Adjusted EBITDA ratio improved 56 bps to 4.79x at September 30, 2017 (inclusive of the full common stock offering) as compared to June 30, 2017.

•
For the third quarter of 2017, net income attributable to common stockholders, FFO, Normalized FFO, AFFO and Normalized AFFO per diluted common share were $0.11, $0.34, $0.63, $0.56 and $0.60, respectively, compared to $0.35, $0.59, $0.54, $0.58 and $0.53, respectively, for the third quarter of 2016.

•
On November 1, 2017, the Company announced that its board of directors declared a quarterly cash dividend of $0.5201087 per share of common stock, which consists of (i) a full quarter dividend of $0.45 per share (an increase from $0.43 per share) and (ii) $0.0701087 per share, which is the difference between the prorated dividend paid on August 18, 2017 and our previous full quarter dividend of $0.43 per share. The dividend will be paid on November 30, 2017 to common stockholders of record as of the close of business on November 15, 2017.

•
On November 1, 2017, the Company also announced that its board of directors declared a quarterly cash dividend of $0.4453125 per share of Series A Preferred Stock. The dividend will be paid on November 30, 2017 to preferred stockholders of record as of the close of business on November 15, 2017.

Commenting on the third quarter results, Rick Matros, CEO and Chairman, said, “We are pleased with this quarter’s results. Our operating statistics are solid, and the rent repositioning program that we are in the midst of with certain of the legacy CCP tenants should result in healthy skilled nursing rent coverage in line with what we have previously disclosed. In addition to closing the CCP merger, Sabra announced additional investments of approximately $800 million in senior housing and skilled nursing portfolios. The integration efforts following the CCP merger and the additional investments are proceeding smoothly, consistent with our expectations. There have been no surprises and no delays. The closing of the skilled portfolio was uneventful, and the closing of the Enlivant investment is proceeding as expected. The new credit facility and improved leverage also came together as anticipated. We have deepened our senior management team and hired additional team members to comfortably address Sabra 3.0, and we are pleased with their prompt integration into our company. Our acquisition pipeline is

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in excess of $1 billion, primarily consisting of senior housing opportunities. That said, we expect a quiet end of the year in regard to investments following what has been by any measure an extremely productive year. Finally, we reaffirm our existing 2017 and 2018 guidance.”
TENANT COVERAGES

	EBITDAR (1)		EBITDARM (1)
Twelve Months Ended September 30,
Property Type	2017	2016	2017	2016
Skilled Nursing/Transitional Care	1.49x	1.45x	1.80x	1.78x
Senior Housing - Leased	1.14x	1.13x	1.32x	1.29x

(1)
EBITDAR Coverage and EBITDARM Coverage (collectively, “Tenant Coverages”) for each period presented include only Stabilized Facilities owned by the Company as of the end of the respective period and excludes tenants with significant corporate guarantees. Tenant Coverages are only included in periods subsequent to our acquisition and are presented one quarter in arrears. As such, Tenant Coverages exclude assets acquired after June 30, 2017 (e.g., CCP and North American Healthcare are excluded).

TOP 10 TENANTS

	Twelve Months Ended September 30, 2017
Tenant	Number of Properties	Lease Coverage (1)	% of Annualized Cash NOI
Genesis Healthcare, Inc. (2)	76	1.15x	13.3%
Senior Care Centers	38	1.04x	10.0%
Avamere Family of Companies (2)	29	1.30x	6.8%
Signature Healthcare	48	0.99x	6.5%
Holiday AL Holdings LP (2)	21	1.12x	5.6%
Signature Behavioral	6	1.72x	5.2%
North American Healthcare (3)	21	1.42x	5.1%
NMS Healthcare	5	1.82x	4.4%
Magnolia Health Systems	24	1.81x	2.7%
The McGuire Group	7	1.81x	2.5%

(1)
Lease Coverage is defined as the EBITDAR Coverage for Stabilized Facilities operated by the applicable tenant, unless there is a corporate guarantee and the guarantor level fixed charge coverage is a more meaningful indicator of the tenant’s ability to make rent payments. Lease Coverage is for the twelve months ended September 30, 2017 and is presented one quarter in arrears. Lease Coverage for legacy CCP tenants is presented as if these real estate investments were owned by Sabra during the period presented and does not reflect the previously announced rent repositioning program for certain of our tenants who were legacy tenants of CCP.

(2)	Lease Coverage reflects guarantor level fixed charge coverage.

(3)	The North American Healthcare portfolio was acquired subsequent to the Lease Coverage period presented. Accordingly, the coverage is presented at the underwritten stabilized Lease Coverage level.
PRO FORMA TENANT COVERAGES (1)

Twelve Months Ended September 30, 2017
Property Type	EBITDAR (2)	EBITDARM (2)
Skilled Nursing/Transitional Care	1.25x	1.68x
Senior Housing - Leased	1.14x	1.33x
Specialty Hospitals and Other	4.74x	5.08x

(1)
Pro forma Tenant Coverages include (i) Stabilized Facilities owned by the Company as of the end of the period presented and (ii) properties acquired in the CCP merger that would be considered stabilized during the period presented, as if they were acquired at the beginning of the period presented. EBITDAR Coverage and EBITDARM Coverage exclude tenants with significant corporate guarantees and do not reflect the previously announced rent repositioning program for certain of our tenants who were legacy tenants of CCP. Tenant Coverages are presented one quarter in arrears.

(2)	Excluding coverage related to two Ancillary Supported Tenants, Skilled Nursing/Transitional Care EBITDAR Coverage and EBITDARM Coverage is 1.29x and 1.72x, respectively.

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LIQUIDITY
As of September 30, 2017, we had approximately $779.6 million of liquidity, consisting of unrestricted cash and cash equivalents of $30.6 million (excluding joint venture cash and cash equivalents) and available borrowings of $749.0 million under our revolving credit facility.
CONFERENCE CALL AND COMPANY INFORMATION
A conference call with a simultaneous webcast to discuss the 2017 third quarter results will be held on Thursday, November 2, 2017 at 10:00 am Pacific Time. The dial-in number for U.S. participants is (844) 862-3710. For participants outside the U.S., the dial-in number is (612) 979-9902. The conference ID number is 3198799. The webcast URL is https://edge.media-server.com/m6/p/qj244tsw. A digital replay of the call will be available on the Company's website at www.sabrahealth.com. The Company’s supplemental information package for the third quarter will also be available on the Company’s website in the “Investor Relations” section.
ABOUT SABRA
As of September 30, 2017, Sabra’s investment portfolio included 530 real estate properties held for investment (consisting of (i) 409 Skilled Nursing/Transitional Care facilities, (ii) 88 Senior Housing communities (“Senior Housing - Leased”), (iii) 11 Senior Housing communities operated by third-party property managers pursuant to property management agreements (“Senior Housing - Managed”) and (iv) 22 Specialty Hospitals and Other facilities), one asset held for sale, one investment in a direct financing lease, 24 investments in loans receivable (consisting of (i) five mortgage loans, (ii) two construction loans, (iii) two mezzanine loans, (iv) one pre-development loan and (v) 14 other loans), 13 preferred equity investments and one investment in a specialty valuation firm. As of September 30, 2017, Sabra’s real estate properties held for investment included 55,904 beds/units, spread across the United States and Canada.
FORWARD-LOOKING STATEMENTS SAFE HARBOR
This release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified, without limitation, by the use of “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. Examples of forward-looking statements include all statements regarding our planned dispositions of facilities leased to Genesis (including the expected proceeds from, and timing of, sales), our portfolio repositioning and enhancement, the status of our integration efforts with respect to CCP and with respect to our other investments this year, as well as our expected future financial position, results of operations (including our outlook for the full years 2017 and 2018), cash flows, liquidity, business strategy, growth opportunities, potential investments, and plans and objectives for future operations.
Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including among others, the following: changes in healthcare regulation and political or economic conditions; the anticipated benefits of our merger with CCP may not be realized; the anticipated and unanticipated costs, fees, expenses and liabilities related to our merger with CCP; our dependence on the operating success of our tenants; our ability to implement the previously announced rent repositioning program for certain of our tenants who were legacy tenants of CCP on the timing or terms we have previously disclosed; our ability to dispose of facilities currently leased to Genesis Healthcare, Inc. (“Genesis”) on the timing or terms we have previously disclosed; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; changes in foreign currency exchange rates; our ability to raise capital through equity and debt financings; the impact of required regulatory approvals of transfers of healthcare properties; the relatively illiquid nature of real estate investments; competitive conditions in our industry; the loss of key management personnel or other employees; the impact of litigation and rising insurance costs on the business of our tenants; the effect of our tenants declaring bankruptcy or becoming insolvent; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; the impact of a failure or security breach of information technology in our operations; our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties; our ability to maintain our status as a REIT; changes in tax laws and regulations affecting REITs; compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT; and the ownership limits and anti-takeover defenses in our governing documents and Maryland law, which may restrict change of control or business combination opportunities.
Additional information concerning risks and uncertainties that could affect our business can be found in our filings with the Securities and Exchange Commission (the “SEC”), including Item 1A of our Annual Report on Form 10-K for the year ended

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December 31, 2016 and Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, unless required by law to do so.
TENANT AND BORROWER INFORMATION
This release includes information regarding certain of our tenants that lease properties from us and our borrowers, most of which are not subject to SEC reporting requirements. Genesis is subject to the reporting requirements of the SEC and is required to file with the SEC annual reports containing audited financial information and quarterly reports containing unaudited financial information. The information related to our tenants and borrowers that is provided in this release has been provided by, or derived solely from information provided by, such tenants and borrowers. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only. Genesis's filings with the SEC can be found at www.sec.gov.
NOTE REGARDING NON-GAAP FINANCIAL MEASURES
This release includes the following financial measures defined as non-GAAP financial measures by the SEC: net operating income (“NOI”), Cash NOI, funds from operations attributable to common stockholders (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per diluted common share and Normalized AFFO per diluted common share. These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Reporting Definitions” in this release and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included under “Reconciliations of FFO, Normalized FFO, AFFO and Normalized AFFO” and “Reconciliations of NOI and Cash NOI” in this release.
CONTACT
Investor & Media Inquiries: (888) 393-8248 or investorinquiries@sabrahealth.com

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 SABRA HEALTH CARE REIT, INC.
FINANCIAL HIGHLIGHTS
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues	$111,789	$61,927	$239,175	$198,735
Net operating income	106,687	60,523	227,246	194,479
Net income attributable to common stockholders	12,534	22,776	46,756	39,419
FFO attributable to common stockholders	37,885	38,427	104,432	123,706
Normalized FFO attributable to common stockholders	70,297	35,446	142,862	116,975
AFFO attributable to common stockholders	63,403	38,449	135,724	122,697
Normalized AFFO attributable to common stockholders	67,633	34,978	137,889	113,060
Per share data attributable to common stockholders:
Diluted EPS	$0.11	$0.35	$0.57	$0.60
Diluted FFO	0.34	0.59	1.28	1.89
Diluted Normalized FFO	0.63	0.54	1.75	1.79
Diluted AFFO	0.56	0.58	1.66	1.86
Diluted Normalized AFFO	0.60	0.53	1.69	1.72

Net cash flow (used in) provided by operations	$(4,100)	$39,322	$49,771	$133,816

Investment Portfolio	September 30, 2017	December 31, 2016
Real Estate Properties held for investment (1)	530	183
Real Estate Properties held for investment, gross ($)	$6,309,026	$2,292,345
Total Beds/Units	55,904	18,878
Weighted Average Remaining Lease Term (in months)	110	112
Total Investment in Direct Financing Lease	1	—
Total Investment in Direct Financing Lease, net ($)	$22,866	$—
Total Investments in Loans Receivable (#)	24	10
Total Investments in Loans Receivable, gross ($) (2)	$98,261	$51,432
Total Preferred Equity Investments (#)	13	12
Total Preferred Equity Investments, gross ($)	$52,288	$45,190
Debt	September 30, 2017	December 31, 2016
Principal Balance
Fixed Rate Debt	$1,461,871	$863,638
Variable Rate Debt - Swapped (3)	945,225	338,000
Variable Rate Debt - Floating	604,500	26,000
Total Debt	3,011,596	1,227,638

Cash	(30,873)	(25,663)
Net Debt (4)	$2,980,723	$1,201,975

Weighted Average Effective Interest Rate
Fixed Rate Debt	5.17%	5.16%
Variable Rate Debt - Swapped (3)	2.66%	2.99%
Variable Rate Debt - Floating	2.61%	2.77%
Total Debt	3.87%	4.51%

% of Total
Fixed Rate Debt	48.5%	70.3%
Variable Rate Debt - Swapped (3)	31.4%	27.5%
Variable Rate Debt - Floating	20.1%	2.2%

Availability Under Revolving Credit Facility	$749,000	$474,000
Available Liquidity (5)	$779,614	$499,547

(1)	Real Estate Properties held for investment include Managed Properties.

(2)	Total Investments in Loans Receivable consists of principal plus capitalized origination fees net of loan loss reserves.

(3)
As of September 30, 2017, variable rate debt - swapped includes $845.0 million subject to swap agreements that fix LIBOR at a weighted average rate of 1.19%, $72.1 million (CAD $90.0 million) and $28.1 million (CAD $35.0 million) subject to swap agreements that fix the Canadian Offer Dollar Rate (“CDOR”) at 1.59% and 0.93%, respectively.

(4)	Net Debt excludes deferred financing costs, net and premiums/discounts, net.

(5)	Available liquidity represents unrestricted cash, excluding cash associated with a consolidated joint venture, and availability under the revolving credit facility.

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SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues:
Rental income	$100,145	$56,833	$213,273	$167,442
Interest and other income	4,090	3,157	8,062	25,482
Resident fees and services	7,554	1,937	17,840	5,811

Total revenues	111,789	61,927	239,175	198,735

Expenses:
Depreciation and amortization	25,933	17,102	62,290	51,273
Interest	24,568	15,794	56,218	49,139
Operating expenses	5,102	1,404	11,929	4,256
General and administrative	12,944	4,966	24,159	13,513
Merger and acquisition costs	23,299	1,051	29,750	1,222
Provision for doubtful accounts and loan losses	5,149	540	7,454	3,286
Impairment of real estate	—	—	—	29,811

Total expenses	96,995	40,857	191,800	152,500

Other income (expense):
Loss on extinguishment of debt	(553)	—	(553)	(556)
Other income	51	2,945	3,121	5,345
Net gain (loss) on sale of real estate	582	1,451	4,614	(3,203)

Total other income (expense)	80	4,396	7,182	1,586

Income before income tax expense	14,874	25,466	54,557	47,821

Income tax benefit (expense)	195	(154)	(161)	(786)

Net income	15,069	25,312	54,396	47,035

Net loss attributable to noncontrolling interests	26	25	42	66

Net income attributable to Sabra Health Care REIT, Inc.	15,095	25,337	54,438	47,101

Preferred stock dividends	(2,561)	(2,561)	(7,682)	(7,682)

Net income attributable to common stockholders	$12,534	$22,776	$46,756	$39,419

Net income attributable to common stockholders, per:

Basic common share	$0.11	$0.35	$0.58	$0.60

Diluted common share	$0.11	$0.35	$0.57	$0.60

Weighted-average number of common shares outstanding, basic	112,149,638	65,312,288	81,150,846	65,285,591

Weighted-average number of common shares outstanding, diluted	112,418,100	65,591,428	81,429,044	65,470,589

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SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	September 30, 2017	December 31, 2016
	(unaudited)
Assets
Real estate investments, net of accumulated depreciation of $336,689 and $282,812 as of September 30, 2017 and December 31, 2016, respectively	$5,972,785	$2,009,939
Loans receivable and other investments, net	149,766	96,036
Cash and cash equivalents	30,873	25,663
Restricted cash	12,489	9,002
Lease intangible assets, net	262,817	26,250
Accounts receivable, prepaid expenses and other assets, net	159,577	99,029
Total assets	$6,588,307	$2,265,919

Liabilities
Secured debt, net	$257,571	$160,752
Revolving credit facility	251,000	26,000
Term loans, net	1,190,887	335,673
Senior unsecured notes, net	1,305,996	688,246
Accounts payable and accrued liabilities	116,146	39,639
Lease intangible liabilities, net	94,878	—
Total liabilities	3,216,478	1,250,310

Equity
Preferred stock, $.01 par value; 10,000,000 shares authorized, 5,750,000 shares issued and outstanding as of September 30, 2017 and December 31, 2016	58	58
Common stock, $.01 par value; 250,000,000 shares authorized, 175,832,213 and 65,285,614 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	1,758	653
Additional paid-in capital	3,588,510	1,208,862
Cumulative distributions in excess of net income	(225,459)	(192,201)
Accumulated other comprehensive income (loss)	4,236	(1,798)
Total Sabra Health Care REIT, Inc. stockholders’ equity	3,369,103	1,015,574
Noncontrolling interests	2,726	35
Total equity	3,371,829	1,015,609
Total liabilities and equity	$6,588,307	$2,265,919

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SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net income	$54,396	$47,035
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	62,290	51,273
Amortization of above and below market lease intangibles, net	637	—
Non-cash interest income adjustments	(137)	549
Amortization of deferred financing costs	4,132	3,767
Stock-based compensation expense	8,329	6,137
Amortization of debt premium/discount	(99)	81
Loss on extinguishment of debt	553	556
Straight-line rental income adjustments	(18,260)	(16,710)
Provision for doubtful accounts and loan losses	7,454	3,286
Change in fair value of contingent consideration	(552)	50
Net (gain) loss on sales of real estate	(4,614)	3,203
Impairment of real estate	—	29,811
Changes in operating assets and liabilities:
Accounts receivable, prepaid expenses and other assets	(5,752)	1,381
Accounts payable and accrued liabilities	(53,570)	6,217
Restricted cash	(5,036)	(2,820)

Net cash provided by operating activities	49,771	133,816
Cash flows from investing activities:
Acquisition of real estate	(393,064)	(109,619)
Cash received in CCP merger	77,858	—
Origination and fundings of loans receivable	(5,642)	(9,478)
Origination and fundings of preferred equity investments	(2,713)	(6,845)
Additions to real estate	(3,233)	(901)
Repayment of loans receivable	8,710	214,947
Repayments of preferred equity investments	3,239	—
Net proceeds from the sales of real estate	11,723	85,449

Net cash (used in) provided by investing activities	(303,122)	173,553
Cash flows from financing activities:
Net repayments of revolving credit facility	(137,000)	(255,000)
Proceeds from term loans	181,000	69,360
Principal payments on secured debt	(3,094)	(13,756)
Payments of deferred financing costs	(15,316)	(5,933)
Issuance of common stock, net	319,026	(1,289)
Dividends paid on common and preferred stock	(86,813)	(89,283)

Net cash provided by (used in) financing activities	257,803	(295,901)

Net increase in cash and cash equivalents	4,452	11,468
Effect of foreign currency translation on cash and cash equivalents	758	772
Cash and cash equivalents, beginning of period	25,663	7,434

Cash and cash equivalents, end of period	$30,873	$19,674

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SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS CONTINUED
(in thousands)

	Nine Months Ended September 30,
	2017	2016
Supplemental disclosure of cash flow information:
Interest paid	$48,836	$49,009
Supplemental disclosure of non-cash investing and financing activities:
Acquisition of business in CCP merger	$3,726,093	$—
Assumption of indebtedness in CCP merger	$(1,751,373)	$—
Stock exchanged in CCP merger	$(2,052,578)	$—
Real estate acquired through loan receivable foreclosure	$—	$10,100

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SABRA HEALTH CARE REIT, INC.
RECONCILIATIONS OF FUNDS FROM OPERATIONS (FFO), NORMALIZED FFO,
ADJUSTED FUNDS FROM OPERATIONS (AFFO) AND NORMALIZED AFFO
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Net income attributable to common stockholders	$12,534	$22,776	$46,756	$39,419
Add:
Depreciation of real estate assets	25,933	17,102	62,290	51,273
Net (gain) loss on sales of real estate	(582)	(1,451)	(4,614)	3,203
Impairment of real estate	—	—	—	29,811
FFO attributable to common stockholders	$37,885	$38,427	$104,432	$123,706
Additional default interest income	—	(582)	—	(4,398)
Lease termination fee	(351)	(2,634)	(2,634)	(4,732)
CCP merger and transition related costs	27,576	—	33,983	—
Loss on extinguishment of debt	553	—	553	556
Provision for doubtful accounts and loan losses, net (1)	4,583	(13)	6,365	1,847
Other normalizing items (2)	51	248	163	(4)
Normalized FFO attributable to common stockholders	$70,297	$35,446	$142,862	$116,975
FFO	$37,885	$38,427	$104,432	$123,706
Merger and acquisition costs (3)	23,299	1,051	29,750	1,222
Stock-based compensation expense (3)	2,669	2,485	6,988	6,137
Straight-line rental income adjustments	(8,682)	(5,593)	(18,260)	(16,710)
Amortization of above and below market lease intangibles, net	637	—	637	—
Non-cash interest income adjustments	(188)	106	(137)	549
Amortization of deferred financing costs	1,574	1,273	4,132	3,767
Non-cash portion of loss on extinguishment of debt	553	—	553	556
Change in fair value of contingent consideration	270	100	(552)	50
Provision for doubtful straight-line rental income, loan losses and other reserves	4,886	830	6,810	3,445
Other non-cash adjustments (4)	500	(230)	1,371	(25)
AFFO attributable to common stockholders	$63,403	$38,449	$135,724	$122,697
CCP transition costs	4,297	—	4,297	—
Additional default interest income	—	(582)	—	(4,398)
Lease termination fee	(351)	(2,634)	(2,634)	(4,732)
Provision for doubtful cash income (1)	263	(290)	443	(290)
Other normalizing items (2)	21	35	59	(217)
Normalized AFFO attributable to common stockholders	$67,633	$34,978	$137,889	$113,060
Amounts per diluted common share attributable to common stockholders:
Net income	$0.11	$0.35	$0.57	$0.60
FFO	$0.34	$0.59	$1.28	$1.89
Normalized FFO	$0.63	$0.54	$1.75	$1.79
AFFO	$0.56	$0.58	$1.66	$1.86
Normalized AFFO	$0.60	$0.53	$1.69	$1.72
Weighted average number of common shares outstanding, diluted:
Net income, FFO and Normalized FFO	112,418,100	65,591,428	81,429,044	65,470,589
AFFO and Normalized AFFO	112,693,779	65,872,688	81,741,288	65,854,782

(1)	See Reporting Definitions for definition of Normalized FFO and Normalized AFFO for further information.

(2)
Other normalizing items for FFO include operating expenses other than for Senior Housing - Managed properties and ineffectiveness loss related to our LIBOR interest rate swaps. Other normalizing items for AFFO includes operating expenses other than for Senior Housing - Managed properties.

(3)
Merger and acquisition costs incurred during the three and nine months ended September 30, 2017 primarily relate to the CCP merger. Merger and acquisition costs include $1.3 million of stock-based compensation expense related to former CCP employees.

(4)    Other non-cash adjustments include amortization of debt premiums/discounts and non-cash interest expense related to our interest rate hedges.

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SABRA HEALTH CARE REIT, INC.
RECONCILIATION OF NOI
(dollars in thousands)

	Three Months Ended September 30,
	2017							2016
	Skilled Nursing/ Transitional Care	Senior Housing - Leased	Senior Housing - Managed	Specialty Hospitals and Other	Interest and Other Income	Corporate	Total	Skilled Nursing/ Transitional Care	Senior Housing - Leased	Senior Housing - Managed	Specialty Hospitals and Other	Interest and Other Income	Corporate	Total
Net income (loss)	$55,673	$13,007	$1,248	$5,524	$4,090	$(64,473)	$15,069	$26,152	$12,819	$258	$897	$3,157	$(17,971)	$25,312
Adjustments:
Depreciation and amortization	15,172	7,696	1,204	1,644	—	217	25,933	8,178	7,961	275	477	—	211	17,102
Interest	1,529	482	—	—	—	22,557	24,568	1,306	494	—	—	—	13,994	15,794
General and administrative	—	—	—	—	—	12,944	12,944	—	—	—	—	—	4,966	4,966
Merger and acquisition costs	—	—	—	—	—	23,299	23,299	—	—	—	—	—	1,051	1,051
Provision for doubtful accounts and loan losses	—	—	—	—	—	5,149	5,149	—	—	—	—	—	540	540
Impairment of real estate	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Loss on extinguishment of debt	—	—	—	—	—	553	(553)	—	—	—	—	—	—	—
Other income	—	—	—	—	—	(51)	(51)	—	—	—	—	—	(2,945)	(2,945)
Net gain on sale of real estate	(582)	—	—	—	—	—	(582)	(1,451)	—	—	—	—	—	(1,451)
Income tax (benefit) expense	—	—	—	—	—	(195)	(195)	—	—	—	—	—	154	154

Total net operating income	$71,792	$21,185	$2,452	$7,168	$4,090	$—	$106,687	$34,185	$21,274	$533	$1,374	$3,157	$—	$60,523

Non-cash rental income adjustments	(4,809)	(2,491)	—	(746)	—	—	(8,046)	(2,386)	(3,089)	—	(118)	—	—	(5,593)

Total cash net operating income	$66,983	$18,694	$2,452	$6,422	$4,090	$—	$98,641	$31,799	$18,185	$533	$1,256	$3,157	$—	$54,930

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SABRA HEALTH CARE REIT, INC.
RECONCILIATION OF NOI CONTINUED
(dollars in thousands)

	Nine Months Ended September 30,
	2017							2016
	Skilled Nursing/ Transitional Care	Senior Housing - Leased	Senior Housing - Managed	Specialty Hospitals and Other	Interest and Other Income	Corporate	Total	Skilled Nursing/ Transitional Care	Senior Housing - Leased	Senior Housing - Managed	Specialty Hospitals and Other	Interest and Other Income	Corporate	Total
Net income (loss)	$110,211	$36,314	$3,017	$7,323	$8,062	$(110,531)	$54,396	$69,735	$37,892	$738	$(28,588)	$25,482	$(58,224)	$47,035
Adjustments:
Depreciation and amortization	31,210	24,941	2,894	2,596	—	649	62,290	24,117	22,899	817	2,845	—	595	51,273
Interest	3,857	1,435	—	—	—	50,926	56,218	4,042	1,486	—	—	—	43,611	49,139
General and administrative	—	—	—	—	—	24,159	24,159	—	—	—	—	—	13,513	13,513
Merger and acquisition costs	—	—	—	—	—	29,750	29,750	—	—	—	—	—	1,222	1,222
Provision for doubtful accounts and loan losses	—	—	—	—	—	7,454	7,454	—	—	—	—	—	3,286	3,286
Impairment of real estate	—	—	—	—	—	—	—	—	—	—	29,811	—	—	29,811
Loss on extinguishment of debt	—	—	—	—	—	553	(553)	—	—	—	—	—	556	556
Other income	—	—	—	—	—	(3,121)	(3,121)	—	—	—	—	—	(5,345)	(5,345)
Net (gain) loss on sale of real estate	(4,608)	(6)	—	—	—	—	(4,614)	3,151	—	—	52	—	—	3,203
Income tax expense	—	—	—	—	—	161	161	—	—	—	—	—	786	786

Total net operating income	$140,670	$62,684	$5,911	$9,919	$8,062	$—	$227,246	$101,045	$62,277	$1,555	$4,120	$25,482	$—	$194,479

Non-cash rental income adjustments	(9,140)	(7,553)	—	(931)	—	—	(17,624)	(7,147)	(9,212)	—	(351)	—	—	(16,710)

Total cash net operating income	$131,530	$55,131	$5,911	$8,988	$8,062	$—	$209,622	$93,898	$53,065	$1,555	$3,769	$25,482	$—	$177,769

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REPORTING DEFINITIONS

Ancillary Supported Tenant. A tenant, or one of its affiliates, that owns an ancillary business that depends on providing services to the residents of the properties leased by the affiliated operating company (Sabra's tenant) for a meaningful part of the ancillary business's profitability.
Cash Net Operating Income (“Cash NOI”).   The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. We consider Cash NOI an important supplemental measure because it allows investors, analysts and our management to evaluate the operating performance of our investments. We define Cash NOI as total revenues less operating expenses and non-cash revenues. Cash NOI excludes all other financial statement amounts included in net income.
EBITDAR. Earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”) for a particular facility accruing to the operator/tenant of the property (not the Company) for the period presented. EBITDAR includes an imputed management fee of 5.0% of revenues for Skilled Nursing/Transitional Care facilities and Senior Housing - Leased communities and an imputed management fee of 2.5% of revenues for Specialty Hospitals and Other facilities. The Company uses EBITDAR in determining EBITDAR Coverage. EBITDAR has limitations as an analytical tool. EBITDAR does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDAR does not represent a property's net income or cash flow from operations and should not be considered an alternative to those indicators. The Company utilizes EBITDAR as a supplemental measure of the ability of the Company's operators/tenants and relevant guarantors to generate sufficient liquidity to meet related obligations to the Company.
EBITDAR Coverage. Represents the ratio of EBITDAR to contractual rent for owned facilities. EBITDAR Coverage is a supplemental measure of an operator/tenant's ability to meet their cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR.
EBITDARM. Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. The usefulness of EBITDARM is limited by the same factors that limit the usefulness of EBITDAR. Together with EBITDAR, the Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which vary based on operator/tenant and its operating structure.
EBITDARM Coverage. Represents the ratio of EBITDARM to contractual rent for owned facilities. EBITDARM coverage is a supplemental measure of a property's ability to generate cash flows for the operator/tenant (not the Company) to meet the operator's/tenant's related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM.
Fixed Charge Coverage Ratio. EBITDAR (including adjustments for one-time and pro forma items) for the period indicated (one quarter in arrears) for all operations of any entities that guarantee the tenants' lease obligations to the Company divided by the same period cash rent expense, interest expense and mandatory principal payments for operations of any entity that guarantees the tenants' lease obligation to the Company. Fixed Charge Coverage is a supplemental measure of a guarantor's ability to meet the operator/tenant's cash rent and other obligations to the Company should the operator/tenant be unable to do so itself. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. Fixed Charge Coverage is calculated by the Company as described above based on information provided by guarantors without independent verification by the Company and may differ from similar metrics calculated by the guarantors.
Funds From Operations Attributable to Common Stockholders (“FFO”) and Adjusted Funds from Operations Attributable to Common Stockholders (“AFFO”). The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company also believes that Funds From Operations, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“NAREIT”), and Adjusted Funds from Operations, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of the Company's operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income attributable to common stockholders, as defined by GAAP. FFO is defined as net income attributable to common stockholders, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and real estate impairment charges. AFFO is defined as FFO excluding straight-line rental income adjustments, amortization of above and below market lease intangibles, net, non-cash interest income adjustments, stock-based compensation expense, amortization of deferred financing costs, merger and acquisition costs, as well as other non-cash revenue and expense items (including provisions and write-offs related to straight-line rental income, provision for loan losses, changes in fair value of contingent consideration and amortization of debt premiums/discounts). The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of the Company's operating results among investors and makes comparisons of operating results among real estate investment trusts more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding the applicable items listed above, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used

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REPORTING DEFINITIONS

measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income attributable to common stockholders as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define AFFO differently than the Company does.
Investment. Represents the carrying amount of real estate assets after adding back accumulated depreciation and amortization and excludes net intangible assets and liabilities.

Normalized FFO and Normalized AFFO. Normalized FFO and Normalized AFFO represent FFO and AFFO, respectively, adjusted for certain income and expense items that the Company does not believe are indicative of its ongoing operating results. The Company considers Normalized FFO and Normalized AFFO to be useful measures to evaluate the Company’s operating results excluding these income and expense items to help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized FFO and Normalized AFFO do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized FFO and Normalized AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of Normalized FFO and Normalized AFFO may not be comparable to Normalized FFO and Normalized AFFO reported by other REITs that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define FFO and AFFO or Normalized FFO and Normalized AFFO differently than the Company does.
Net Operating Income (“NOI”).  The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. We consider NOI an important supplemental measure because it allows investors, analysts and our management to evaluate the operating performance of our investments. We define NOI as total revenues less operating expenses. NOI excludes all other financial statement amounts included in net income.
Senior Housing. Senior Housing communities include independent living, assisted living, continuing care retirement and memory care communities.
Skilled Nursing/Transitional Care. Skilled Nursing/Transitional Care facilities include skilled nursing, transitional care, multi-license designation and mental health facilities.
Specialty Hospitals and Other. Includes acute care, long-term acute care, rehabilitation and behavioral hospitals, facilities that provide residential services, which may include assistance with activities of daily living, and other facilities not classified as Skilled Nursing/Transitional Care or Senior Housing.
Stabilized Facility. At the time of acquisition, the Company classifies each facility as either stabilized or pre-stabilized. In addition, the Company may classify a facility as pre-stabilized after acquisition. Circumstances that could result in a facility being classified as pre-stabilized include newly completed developments, facilities undergoing major renovations or additions, facilities being repositioned or transitioned to new operators, and significant transitions within the tenants’ business model. Such facilities will be reclassified to stabilized upon maintaining consistent occupancy (85% for Skilled Nursing/Transitional Care and 90% for Senior Housing Communities) but in no event beyond 24 months after the date of classification as pre-stabilized. Stabilized Facilities exclude (i) facilities leased through RIDEA-compliant structures, (ii) facilities held for sale or being positioned to be sold, and (iii) facilities acquired during the three months preceding the period presented.
Total Debt. The principal balances of the Company’s revolving credit facility, term loan, senior unsecured notes, and secured indebtedness.
Total Debt, Net. The carrying amount of the Company’s revolving credit facility, term loan, senior unsecured notes, and secured indebtedness, as reported in the Company’s condensed consolidated financial statements.

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